Exhibit 99.4

October 6, 2015

Subject: Skyworks to Acquire PMC-Sierra

Dear Valued Customer,

It is with much excitement that we announce Skyworks has entered into an agreement to acquire PMC-Sierra. The combination of our two companies will create an end-to-end connectivity, internet infrastructure and enterprise storage market leader.

Through this acquisition, Skyworks solidifies its position as a highly diversified analog, RF and mixed signal semiconductor leader by significantly expanding its product portfolio, customer base and end market applications. By joining forces with Skyworks, PMC will be able to realize its vision of transforming the broader communications landscape through unparalleled product breadth and operational scale.

Together, we plan to develop a wider range of leading-edge solutions to support your needs, target new growth vectors and enable some of the most exciting networking and storage platforms in the world.

Rest assured this transaction, which we plan to close during the first half of 2016, will remain seamless to you. We will continue to be your trusted partner, delivering innovative solutions on time, with world class execution and support, while maintaining the integrity in our relationship which you have come to expect.

We hope you share in our excitement. Please do not hesitate to contact either of us or your local sales representative with any questions.

Thank you for your business.

Carlos Bori	David Fein
Vice President, Marketing	Vice President, Worldwide Sales
Skyworks Solutions	PMC-Sierra

Important Additional Information to be Filed with the SEC

PMC plans to file with the SEC and mail to its stockholders a proxy statement in connection with the transaction. Additionally, PMC will file other relevant materials with the SEC in connection with the transaction. The proxy statement and other relevant materials will contain important information about Skyworks, PMC, the transaction and related matters. Investors and security holders are urged to read the proxy statement and the other relevant materials carefully when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Investors and security holders will be able to obtain free copies of the proxy statement and relevant other documents filed with the SEC by Skyworks and PMC through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement and the other relevant documents filed with the SEC by PMC from PMC by contacting Joel Achramowicz at (408) 239-8630.

Skyworks and PMC, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Skyworks’ directors and executive officers is contained in Skyworks’ Form 10-K for the year ended October 3, 2014 and its proxy statement dated April 8, 2015. Information regarding PMC’s directors and executive officers is contained in PMC’s Form 10-K for the year ended December 27, 2014 and its proxy statement dated March 20, 2015, which are filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Safe Harbor Statement

Certain statements made herein are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of

1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include without limitation information regarding the proposed transaction between Skyworks and PMC, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Skyworks or PMC managements’ future expectations, beliefs, goals, plans or prospects. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks, uncertainties and other important factors include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that could be instituted against PMC or its directors or Skyworks related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure of Skyworks to obtain the necessary financing arrangements set forth in the debt commitment letter delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC, including, but not limited to, those detailed in Skyworks’ Annual Report on Form 10-K for the year ended October 3, 2014 and its most recent quarterly report filed with the SEC and in PMC’s Annual Report on Form 10-K for the year ended December 27, 2014 and its most recent quarterly report filed with the SEC. The forward-looking statements contained herein are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.